                                                                  EXHIBIT (I)(2)


                               CONSENT OF COUNSEL

     I consent to the incorporation by reference in this Post-Effective Amendment No. 14 to the Registration Statement of Eaton Vance Municipals Trust II (1933 Act File No. 33-71320) of my opinion dated March 31, 1999, which was filed as Exhibit (i) to Post-Effective Amendment No. 12.


                                /s/ Maureen A. Gemma
                                ---------------------------
                                Maureen A. Gemma, Esq.


May 24, 2000
Boston, Massachusetts

                                      C-12